UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013 (November 21, 2013)

FORESTAR GROUP INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6300 Bee Cave Road, Building Two, Suite 500 Austin, Texas, 78746
(Address of principal executive offices) (zip code)

(512) 433-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2013, Forestar Group Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the several underwriters named therein (the “Underwriters”), related to a public offering of 5,400,000 6.00% Tangible Equity Units (the “Firm Units”), each with a stated amount of $25.00. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to 600,000 additional Units (the “Optional Units” and, together with the Firm Units, the “Units”) which the underwriters exercised in full on November 22, 2013. On November 27, 2013, the Company closed the underwritten public offering of an aggregate of 6,000,000 Units, which amount included the full number of Optional Units.

Each Unit is comprised of (i) a prepaid stock purchase contract (each a “Purchase Contract”) that shall be settled by delivery of a number of shares of the Company’s common stock, par value $1.00 per share (“Common Stock”) to be determined pursuant to the Purchase Contract Agreement (as defined below) and (ii) a senior amortizing note due December 15, 2016 (each an “Amortizing Note”) that has an initial principal amount of $4.2522, bears interest at a rate of 4.50% per annum and has a final installment payment date of December 15, 2016.

Purchase Contracts

In connection with the issuance of the Units, the Company entered into a Purchase Contract Agreement (the “Purchase Contract Agreement”), dated as of November 27, 2013, with U.S. Bank National Association, as purchase contract agent and as attorney-in-fact for the holders of the Purchase Contracts from time to time, and as trustee under the Indenture (as defined below).

Unless settled earlier at the holder’s option, on December 15, 2016 (subject to postponement in certain limited circumstances), each Purchase Contract will automatically settle, and the Company will deliver a number of shares of Common Stock based on the sum of the daily settlement amounts (as defined below) for each of the 20 consecutive trading days (as defined in the Purchase Contract Agreement) during the period beginning on, and including, the 22nd scheduled trading day immediately preceding December 15, 2016 (such period, the “observation period”). The “daily settlement amount” for each purchase contract and for each of the 20 consecutive trading days during the observation period consists of:

•	if the daily VWAP is equal to or greater than $22.9080 per share (subject to adjustment in accordance with the terms of the Purchase Contract Agreement) (the “threshold appreciation price”), a number of shares of Common Stock equal to (i) 1.0913 shares of Common Stock (subject to adjustment in accordance with the terms of the Purchase Contract Agreement) (the “minimum settlement rate”) divided by (ii) 20;

•	if the daily VWAP is less than the threshold appreciation price but greater than $19.09 per share (subject to adjustment in accordance with the terms of the Purchase Contract Agreement) (the “reference price”), a number of shares of Common Stock equal to $1.25, which is 1/20 of the $25.00 stated amount of each Unit, divided by the daily VWAP; and

•	if the daily VWAP of Common Stock is less than or equal to the reference price, a number of shares of Common Stock equal to (i) 1.3095 shares of Common Stock (subject to adjustment in accordance with the terms of the Purchase Contract Agreement) (the “maximum settlement rate”) divided by (ii) 20.

The initial minimum settlement rate is approximately equal to the Unit stated amount of $25.00 divided by the initial threshold appreciation price of $22.9080 per share. The initial maximum settlement rate is approximately equal to the Unit stated amount of $25.00 divided by the initial reference price of $19.09 per share.

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third business day immediately preceding December 15, 2016, any holder of a Purchase Contract may settle its Purchase Contract early, and the Company will deliver to such holder a number of shares of Common Stock equal to the minimum settlement rate as determined under the Purchase Contract Agreement. In addition, if a “fundamental change” (as defined in the Purchase Contract Agreement) occurs and the Purchase Contract holder elects to settle its Purchase Contract early in connection with such fundamental change, such holder will receive a number of shares of Common Stock based on the fundamental change early settlement rate, as determined under the Purchase Contract Agreement.

The Company will not have the right to require early settlement of the Purchase Contracts. Except for cash payments in lieu of fractional shares, the Purchase Contract holders will not receive any cash payments under the Purchase Contracts.

Amortizing Notes

In connection with the issuance of the Amortizing Notes, the Company entered into a Second Supplemental Indenture, dated as of November 27, 2013, with the Trustee (the “Second Supplemental Indenture”) to the Indenture dated as of February 26, 2013 with U.S. Bank National Association, as trustee (the “Base Indenture” and, together with the Second Supplemental Indenture, the “Indenture”).

On each March 15, June 15, September 15 and December 15, commencing on March 15, 2014, the Company will pay holders of Amortizing Notes equal quarterly cash installments of $0.3750 per Amortizing Note (or, in the case of the installment payment due on March 15, 2014, $0.4500 per amortizing note) (such installments, the “installment payments”), which cash installment payments in the aggregate will be equivalent to a 6.00% cash distribution per year with respect to each $25.00 stated amount of Units. Each installment payment will constitute a payment of interest (at a rate of 4.50% per annum) and a partial repayment of principal on each Amortizing Note, allocated as set forth in the amortization schedule provided in the Indenture.

The Indenture contains certain covenants by the Company, including, a covenant that limits the Company’s ability to amalgamate, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets. The Indenture also contains customary events of default which would permit the holders of the Amortizing Notes to declare those Amortizing Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely installment payments on the Amortizing Notes or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

Each Unit may be separated into its constituent Purchase Contract and Amortizing Note after the initial issuance date of the Units, and the separate components may be combined to create a Unit, in each case in accordance with the terms of the Purchase Contract Agreement.

The Company does not intend to apply for a listing of the Units, the separate Purchase Contracts or the separate Amortizing Notes on any securities exchange or automated inter-dealer quotation system.

The sale of the Units was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-192442) (the “Registration Statement”), as supplemented by a preliminary prospectus supplement filed with the Securities and Exchange Commission on November 20, 2013 and a final prospectus supplement filed with the SEC on November 22, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Company intends to use the net proceeds from the issuance of the Units of approximately $144.8 million for general corporate purposes, including investments in strategic growth opportunities.

The foregoing description of the Underwriting Agreement, the Purchase Contract Agreement, the Indenture and the related instruments and transactions associated therewith does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreements and instruments, each of which is attached hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1*	Underwriting Agreement, dated as of November 21, 2013, between the Company and Goldman, Sachs & Co.

4.1	Indenture, dated February 26, 2013, between the Company and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2013).

4.2*	Second Supplemental Indenture, dated November 27, 2013, between the Company and U.S. Bank National Association.

4.3*	Purchase Contract Agreement, dated November 27, 2013, between the Company and U.S. Bank National Association.

4.4*	Form of Unit (included in Exhibit 4.3).

4.5*	Form of Purchase Contract (included in Exhibit 4.3).

4.6*	Form of Amortizing Note (included in Exhibit 4.1).

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.

Date: November 27, 2013	By:	/s/ David M. Grimm
David M. Grimm Chief Administrative Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No

1.1*	Underwriting Agreement, dated as of November 21, 2013, between the Company and Goldman, Sachs & Co.

4.1	Indenture, dated February 26, 2013, between the Company and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2013).

4.2*	Second Supplemental Indenture, dated November 27, 2013, between the Company and U.S. Bank National Association.

4.3*	Purchase Contract Agreement, dated November 27, 2013, between the Company and U.S. Bank National Association.

4.4*	Form of Unit (included in Exhibit 4.3).

4.5*	Form of Purchase Contract (included in Exhibit 4.3).

4.6*	Form of Amortizing Note (included in Exhibit 4.1).

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

*	Filed herewith.